CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-62010) of Ohio Valley Banc Corp. of our report dated February 5, 1998 on the 1997 financial statements of Ohio Valley Banc Corp., which report is incorporated by reference in this Form 10-K.


                                        Crowe, Chizek and Company LLP

Columbus, Ohio
March 30, 1998